UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                )

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[ ]	Soliciting Material Pursuant to § 240.14a-12

SABA CAPITAL INCOME & OPPORTUNITIES FUND II

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Saba Capital Income & Opportunities Fund II

405 Lexington Avenue, 58th Floor

New York, New York 10174

212-542-4644

[], 2024

Dear Shareholder:

On behalf of the Board of Trustees (the “Board”), we are pleased to invite you to the annual meeting of shareholders (the “Annual Meeting”) of Saba Capital Income & Opportunities Fund II (the “Fund”). The Annual Meeting is scheduled for 1:00 p.m., Eastern Time, on June 20, 2024, via audio teleconference.

At the Annual Meeting, shareholders of the Fund are being asked to approve the election of four nominees to the Board of Trustees of the Fund (“Proposal One”). The shareholders of the Fund will be further asked to consent to an amendment to the Fund’s Declaration of Trust in order to effectuate the declassification of the Fund’s Board (“Proposal Two” and collectively with Proposal One, the “Proposals”).

Formal Notice of the Annual Meeting appears on the next page, followed by the proxy statement (the “Proxy Statement”). The Proposals are discussed in detail in the enclosed Proxy Statement, which you should read carefully.

After careful consideration, the Board recommends that you vote “FOR” the Proposals.

Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the Proxy Statement and cast your vote. It is important that your vote be received no later than June 20, 2024.

We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

Pierre Weinstein

Chairman of the Board

Notice of Annual Meeting of Shareholders

of

Saba Capital Income & Opportunities Fund II

405 Lexington Avenue, 58th Floor

New York, New York 10174

212-542-4644

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an annual meeting of the shareholders (the “Annual Meeting”) of Saba Capital Income & Opportunities Fund II (the “Fund”) is scheduled for Thursday, June 20, 2024 at 1:00 P.M Eastern Time via audio teleconference for the purposes described below and more fully described in the accompanying proxy statement (the “Proxy Statement”). Shareholders will not have to travel to attend the Annual Meeting but will be able to view the meeting live and cast their votes by accessing a web link.

At the Annual Meeting, shareholders will be asked:

1.	To elect four nominees to the Board of Trustees of the Fund, each to hold office for the term indicated and until his or her successor have been elected and qualified (“Proposal One”); and

2.	To consent to an amendment to the Fund’s Declaration of Trust in order to effectuate the declassification of the Fund’s Board of Trustees (“Proposal Two” and, collectively, with Proposal One, the “Proposals”); and

3.	To transact such other business, not currently contemplated, that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

Please read the enclosed Proxy Statement carefully for information concerning the Proposals to be placed before the Annual Meeting. The Board of Trustees recommends that you vote “FOR” the Proposals.

The Board has fixed the close of business on May 1, 2024, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment(s) and postponement(s) thereof (“Record Date”). Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the Annual Meeting, please complete, sign, and return promptly, but in no event later than June 20, 2024, the enclosed Proxy Ballot so that a quorum will be present and a maximum number of shares may be voted. Proxies may be revoked at any time before they are exercised by submitting a revised Proxy Ballot, by giving written notice of revocation to the Fund or by voting virtually at the Annual Meeting.

By Order of the Board of Trustees of the Fund

Michael D’Angelo

Secretary

May [], 2024

PROXY STATEMENT

May [], 2024

SABA CAPITAL INCOME & OPPORTUNITIES FUND II

405 Lexington Avenue, 58th Floor

New York, New York 10174

212-542-4644

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2024

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on June 20, 2024

This Proxy Statement and Notice of Annual Meeting of Shareholders are
available at: www.proxyvote.com

INTRODUCTION

Why did you send me this booklet?

This booklet includes a proxy statement (the “Proxy Statement”) and a Proxy Ballot for the Saba Capital Income & Opportunities Fund II (the “Fund”) in which you own shares. It provides you with information you should review before providing voting instructions on the matters listed in the Notice of Annual Meeting of Shareholders. The words “you” and “shareholder” are used in this Proxy Statement to refer to the person or entity that has voting rights or is being asked to provide voting instructions in connection with the shares.

What proposals will be considered at the Annual Meeting?

At the Annual Meeting, shareholders of the Fund are being asked to approve the election of four nominees to the Board of Trustees of the Fund (“Proposal One”). The shareholders of the Fund will be further asked to approve an amendment to the Fund’s Declaration of Trust in order to effectuate the declassification of the Fund’s Board of Trustees (“Proposal Two” and, collectively, with Proposal One, the “Proposals”).

Who is eligible to vote?

Shareholders of record holding an investment in shares of the Fund as of the close of business on May 1, 2024 (the “Record Date”) are eligible to vote at the Annual Meeting or any adjournments or postponements thereof.

How do I vote?

You may submit your Proxy Ballot in one of four ways:

●	By Internet. Please refer to the enclosed Proxy Ballot, go to the internet address provided and follow the instructions for voting on the enclosed Proxy Ballot. You will be required to provide your control number located on the Proxy Ballot.

●	By Telephone. Please call the toll-free number for telephone voting, which can be found on the enclosed Proxy Ballot. You will be required to provide your control number located on the Proxy Ballot.

●	By Mail. Please mark the enclosed Proxy Ballot, sign and date it, and return it in the postage-paid envelope we provided. Joint owners must each sign the Proxy Ballot.

●	Virtually at the Annual Meeting. You can vote your shares virtually at the Annual Meeting. There is no physical location for the Annual Meeting. If you expect to attend the Annual Meeting virtually, please call Broadridge Fund Solutions, LLC (“Broadridge”) at 855-928-4478.

To be certain your vote will be counted, a properly executed Proxy Ballot must be received no later than 5:00 p.m., local time, on June 20, 2024.

When and where will the Annual Meeting be held?

The Annual Meeting is scheduled to be held via audio teleconference on Thursday, June 20, 2024, at 1:00 P.M. Eastern Time and, if the Annual Meeting is adjourned or postponed, any adjournment(s) or postponement(s) of the Annual Meeting will also be held in the same manner. There is no physical location for the Annual Meeting.

To participate in the Annual Meeting, shareholders must register in advance by visiting https://www.viewproxy.com/sabacapital/broadridgevsm2/ and submitting the requested required information to Broadridge, the Fund’s proxy tabulator.

Shareholders whose shares are registered directly with the Fund in the shareholder’s name will be asked to submit their name and control number found on the shareholder’s proxy card in order to register to participate in and vote at the Annual Meeting. Shareholders whose shares are held by a broker, bank or other nominee must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide the shareholder with a newly issued control number. We note that obtaining a legal proxy may take several days. Requests for registration should be received no later than 2 days prior to Meeting Date, June 18, 2024, but in any event must be received by the scheduled time for commencement of the Annual Meeting. Once shareholders have obtained a new control number, they must visit https://www.viewproxy.com/sabacapital/broadridgevsm2/, submit their name and newly issued control number in order to register to participate in and vote at the Annual Meeting. After shareholders have submitted their registration information, they will receive an email from Broadridge that confirms that their registration request has been received and is under review by Broadridge. Once shareholders’ registration requests have been accepted, they will receive (i) an email containing an event link and dial-in information to attend the Annual Meeting, and (ii) an email with a password to enter at the event link in order to access the Annual Meeting.

Shareholders may vote before or during the Annual Meeting at proxyvote.com. Only shareholders of the Fund, as of the Record Date, present virtually or by proxy will be able to vote, or otherwise exercise the powers of a shareholder, at the Annual Meeting.

How can I obtain more information about the Fund?

Should you have any questions about the Fund, please do not hesitate to contact Broadridge toll free at 855-928-4478. A copy of the current annual report and most recent semi-annual report is available, without charge, on the Internet at www.sabacef.com or by contacting the Fund at:

Saba Capital Management, LP

405 Lexington Avenue, 58th Floor

New York, NY 10174
212-542-4644

Who are the service providers to the Fund?

Saba Capital Management, L.P. (“Saba Capital” or “Adviser”) serves as the investment adviser to the Fund. Additional information about Saba Capital may be found below.

Saba Capital, a Delaware limited partnership, has overall responsibility for the management of the Fund. Saba Capital oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services. Saba Capital is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser.

The Adviser is a U.S.-based registered investment adviser who focuses on credit relative value, tail hedge and closed-end funds. Saba Capital’s principal office is located at 405 Lexington Avenue, 58th Floor, New York, New York 10174. As of April 1, 2024, Saba Capital managed approximately $4.6 billion in assets.

The Fund has engaged ALPS Fund Services, Inc. (“SS&C ALPS”) as the Fund’s Administrator, to provide certain administrative services to the Fund. The principal business address of SS&C ALPS is 1290 Broadway Suite 1000 Denver, CO 80203. The Fund has engaged Equiniti (“EQ”) as the Fund’s Transfer Agent, to provide transfer agency services to the Fund. The principal business address of EQ is 48 Wall Street, 22nd Floor, New York, NY 10005. In addition, the Fund has engaged Foreside Fund Officer Services, LLC (“Foreside”) to provide third-party compliance officer and treasurer services. The principal business address of Foreside is 3 Canal Plaza, Suite 100, Portland, ME 04101.

PROPOSAL ONE – ELECTION OF THE NOMINEES

What is Proposal One?

The Board of Trustees of the Fund (the “Board”) has nominated four individuals (the “Nominees”) for election as Trustees of the Fund. Shareholders are being asked to elect each Nominee as a Trustee, each to serve until his or her death, resignation, or removal or until his or her successor is duly elected and qualified.

The Nominees are: Aditya Bindal, Frederic Gabriel, Paul Kazarian and Pierre Weinstein, each of whom is a current member of the Board. Mr. Gabriel is not an “interested person”, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) of the Fund. Such persons are commonly referred to as “Independent Trustees.” Messrs. Bindal, Kazarian and Weinstein are considered interested persons of the Fund, as defined in the 1940 Act, because each is also employed by Saba Capital. Each Nominee is currently a Trustee of the Fund and has consented to serve as a Trustee and to being named in this Proxy Statement. Please read the section entitled “Further Information about the Trustees and Officers” before voting on the Proposals.

Who are the Nominees and what are their qualifications?

Set forth below is pertinent information about each Nominee.

Independent Trustees

Frederic Gabriel

Frederic Gabriel has served as Founder and Chief Executive Officer of Orion Realty NYC LLC, a real estate investment firm where he focuses on opportunities in the United States and specifically, the New York Tri-State area, since June 2014. Prior to that, Mr. Gabriel spent more than 15 years in investment banking, working at some of the highest ranked and most competitive banks at the time, including Lehman Brothers, Merrill Lynch, Credit Suisse, and most recently, JP Morgan Chase & Co. (NYSE: JPM), where he served as an Executive Director from July 2007 until June 2014. Mr. Gabriel has traded across the three major financial cities: London, Hong Kong and New York. Prior to his investment banking career, Mr. Gabriel served 13 months in the French Air Force as a Reserve Officer.

Mr. Gabriel has served as a trustee on the Board of Trustees of the Fund since May 2021.

Mr. Gabriel attended ENSAM/Paris Tech (Arts et Métiers), located in Paris, France, from 1994 to 1997 and received a degree in mechanical engineering. He also attended HEC Paris, located in Jouy-en-Josas, France, from 1998 to 1999 and received a MS in International Finance.

Mr. Gabriel’s qualifications to serve as a Trustee include his extensive financial experience, his entrepreneurial expertise having founded a real estate investment firm, and his leadership experience having served in leadership roles at leading financial institutions.

Interested Trustees

Aditya Bindal

Aditya Bindal, has served as Managing Director and Chief Risk Officer at Saba Capital, an investment advisor focused on credit and equity relative value strategies, since October 2018. Previously, Mr. Bindal served as Chief Risk Officer at Water Island Capital, an event-driven investment firm with over $2.5 billion in AUM where he was responsible for firm wide risk management, as well as developing quantitative research, from September 2015 to September 2018. Prior to joining Water Island, Mr. Bindal worked as Senior Risk Manager for Eton Park Capital Management, an investment management firm, from July 2008 to September 2015. His primary responsibilities included managing risks for credit and derivative portfolios, devising scenario analysis for complex strategies and providing capital market perspectives to senior management. Mr. Bindal began his career in 2005 at The Bear Stearns Companies, Inc. (formerly NYSE: BSC), a global investment bank, securities trading and brokerage firm, as a risk associate and subsequently traded credit derivatives for the proprietary desk. Mr. Bindal has served as a trustee on the Board of Trustees of Saba Capital Income and Opportunities Fund II (ticker: SABA) since May 2021 and as a trustee on the Board of Trustees of Saba Capital Income & Opportunities Fund (ticker: BRW) since July 2020. Mr. Bindal received a Ph.D. in Chemical Engineering from Rutgers University, Masters from Purdue University and a B.Tech from Indian Institute of Technology, Kharagpur in India. Mr. Bindal’s qualifications to serve as a trustee include his deep financial expertise and the senior financial management positions he has held at multiple asset management firms.

Paul Kazarian

Paul Kazarian joined Saba Capital in March 2013 and is responsible for Exchange Traded products, including ETF arbitrage and Closed-End Funds. In addition to managing the Closed-End Fund strategy, Mr. Kazarian serves as a portfolio manager for Saba Capital Income and Opportunities Fund (ticker: BRW) and Saba Closed-End Funds ETF (ticker: CEFS). With his experience trading and analyzing closed-end funds, Mr. Kazarian serves as an Independent Trustee on the Boards of Trustees of the Saba Capital Income & Opportunities Fund II (ticker: SABA), the Miller Howard High Dividend Fund (ticker: HIE) and the Destra Multi-Alternative Fund (ticker: DMA). Prior to Saba Capital, Mr. Kazarian was a Director at RBC Capital Markets in the Global Arbitrage and Trading Group from 2007-2013.  While there, Mr. Kazarian was responsible for the development and management of the Fixed Income ETF Group and also responsible for overseeing other ETF and index strategies. Prior to RBC, Mr. Kazarian worked as a technology analyst at Merrill Lynch. Mr. Kazarian holds a BA in Political Science from Bates College.

Pierre Weinstein

Pierre Weinstein joined Saba Capital at launch in April 2009.  Prior to Saba Capital, Mr. Weinstein was a Portfolio Manager at Saba Principal Strategies, the proprietary credit trading group at Deutsche Bank since January 2005, where he managed the equity derivatives, international convertible bond and SPAC arbitrage strategies. Mr. Weinstein serves as a Trustee and Chairman of the Board of Trustees of the Saba Capital Income and Opportunities Fund II (ticker: SABA). Mr. Weinstein started his investment career at Société Générale in Paris in 1998 as an equity derivatives market maker and had various roles until 2004 including a position as a convertible bond proprietary trader in New York. Mr. Weinstein holds a MS in Engineering from École Centrale Lyon and a MS in Finance from École HEC in Paris.

For additional information on the Nominees, please see Appendix A. No Nominee is a party adverse to the Fund or any of its affiliates in any material pending legal proceeding, nor does any Nominee have an interest materially adverse to the Fund.

If any or all of the Nominees become unavailable to serve as Trustee due to events not now known or anticipated, the persons named as proxies will vote for such other nominee or nominees as the current Trustees may recommend or the Board may reduce the number of Trustees as provided for in the Fund’s charter documents.

How long will the Trustees serve on the Board?

The Board is divided into three classes. Each class has a term of three years. Each year, the term of office of one class expires. This year, the terms of four Trustees expire. Aditya Bindal, Frederic Gabriel, Paul Kazarian and Pierre Weinstein were elected for a three-year term, set to expire at the 2024 Annual Meeting. If elected, each Nominee will serve in the new term until a successor is duly elected and qualified, or if sooner, until their death, resignation, or removal.

What is the required vote?

Shareholders of the Fund will vote collectively as a single class on the election of each Nominee. There is no cumulative voting for the election of Trustees. The election of each Nominee must be approved by a plurality of the votes cast at the Annual Meeting at which a quorum is present. Shareholders who vote for Proposal One will vote for each Nominee. Those shareholders who wish to withhold their vote on any specific Nominees may do so on the Proxy Ballot. Shareholders do not have appraisal rights in connection with the Proposal.

What is the Board’s recommendation?

The Board, including all of the Independent Trustees, has unanimously approved the nomination of each of the Nominees, and recommends that the shareholders of the Fund vote “FOR” the election of each of the Nominees named herein.

FURTHER INFORMATION ABOUT THE TRUSTEES AND OFFICERS

The Board of Trustees

The Fund is governed by the Board, which oversees the Fund’s business and affairs. The Board delegates the day-to-day management of the Fund to the Fund’s Officers and to various service providers that have been contractually retained to provide such day-to-day services. The entities that render services to the Fund do so pursuant to contracts that have been approved by the Board. The Trustees are experienced executives who, among other duties, oversee the Fund’s activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund’s investment performance.

The Board Leadership Structure and Related Matters

The Board is comprised of nine members, five of whom are Independent Trustees; Mr. Frederic Gabriel serves as Lead Independent Trustee.

One of the Interested Trustees, Pierre Weinstein, serves as the Chairperson of the Board. The responsibilities of the Chairperson of the Board include: coordinating with management in the preparation of agendas for Board meetings; presiding at Board meetings; between Board meetings, serving as a primary liaison with other Trustees, officers of the Fund, management personnel, and legal counsel to the Independent Trustees; and such other duties as the Board periodically may determine. Mr. Weinstein is a partner of the Fund’s investment adviser, Saba Capital. The designation of an individual as the Chairperson does not impose on such Trustee any duties, obligations or liabilities greater than the duties, obligations or liabilities imposed on such person as a member of the Board, generally.

For the fiscal year ended October 31, 2023, the Board held five (5) meetings (not including committee meetings). No Trustee who was a member of the Board during such fiscal year attended fewer than 75% of the aggregate of: (1) the total number of meetings held by the Board (2) with respect to Trustees currently serving as members of the Audit Committee, the total number of meetings held by the Audit Committee, and (3) with respect to Trustees currently serving as members of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the total number of meetings held by the Nominating Committee.

Audit Committee. The Board has established an Audit Committee whose functions include, among other things: the appointment, compensation, retention and oversight of the work of the Fund’s independent registered public accounting firm (“auditor”) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund. The Audit Committee currently consists of three (3) Independent Trustees. The following Trustees currently serve as members of the Audit Committee: Ms. Caldwell and Messrs. Hammitt and Desai. Ms. Caldwell currently serves as the Chairperson of the Audit Committee. Ms. Caldwell has been designated as Audit Committee Financial Expert under the Sarbanes-Oxley Act of 2002. The Audit Committee held four (4) meetings during the fiscal year ended October 31, 2023. A copy of the current Audit Committee Charter is available, without charge, on the Internet at www.sabacef.com.

Nominating Committee. The Board has established a Nominating Committee whose functions include the following:

(i) The Nominating Committee shall make recommendations for nominations of Independent Trustees of the Board to the incumbent Independent Trustees and to the full Board. The Nominating Committee shall evaluate candidates’ qualifications for Board membership and the independence of such candidates from the Fund’s investment adviser and other principal service providers. The Nominating Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g., business, financial or family relationships with investment managers or service providers.

(ii) The Nominating Committee also shall evaluate candidates’ qualifications and make recommendations for “interested” members on the Board to the full Board.

(iii) The Nominating Committee may adopt from time to time specific, minimum qualifications that the Nominating Committee believes a candidate must meet before being considered as a candidate for Board membership and shall comply with any rules adopted from time to time by the SEC regarding investment company nominating committees and the nomination of persons to be considered as candidates for Board membership. In considering a candidate’s qualifications, the Nominating Committee generally considers the potential candidate’s educational background, business or professional experience, and reputation. In addition, the Nominating Committee has established as minimum qualifications for Board membership as an Independent Trustee: (1) that such candidate be independent from relationships with the Fund’s investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder; (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at Board meetings, believed necessary to his or her function as an effective Board member; and (3) that such candidate have no continuing relationship as a director, officer or board member of any U.S. registered investment company other than those within the Saba Capital fund complex or a closed-end business development company primarily investing in non-public entities. The Nominating Committee has not adopted any specific policy on the issue of diversity, but will take this into account, among other factors, in its consideration of new candidates to the Board.

(iv) The Nominating Committee shall review shareholder recommendations for nominations to fill vacancies on the Board if such recommendations are submitted in writing and addressed to the Nominating Committee at the Fund’s offices. The Nominating Committee shall adopt, by resolution, a policy regarding its procedures for considering candidates for the Board, including any recommended by shareholders.

The following Trustees currently serve as members of the Nominating Committee: Ms. Caldwell and Messrs. Desai and Gabriel. Mr. Desai currently serves as the Chairperson of the Nominating Committee. The Nominating Committee typically meets at least once per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. The Nominating Committee did not meet during the fiscal year ended October 31, 2023.

The Nominating Committee will consider Trustee candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board, the qualifications of the candidate and the interests of shareholders.

To serve as a Trustee, nominees must (a) have no felony convictions or felony or misdemeanor convictions involving the purchase or sale of a security; and (b) not have been the subject of any order, judgment or decree (which was not subsequently reversed, suspended or vacated) of any federal or state authority finding that the individual violated or is in violation of any federal or state securities laws.

Shareholders wishing to recommend candidates to the Nominating Committee should submit such recommendations to the Secretary of the Fund, who will forward the recommendations to the committee for consideration. The submission must include: (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting; (ii) the name and address, as they appear on the Fund’s books, of the shareholder proposing such business or nomination; (iii) a representation that the shareholder is a holder of record of stock of the Fund entitled to vote at such meeting and intends to appear telephonically or by proxy at the meeting to present such nomination; (iv) whether the shareholder plans to deliver or solicit proxies from other shareholders; (v) the class and number of Common Shares of the Fund, which are beneficially owned by the shareholder and the proposed nominee to the Board; (vi) any material interest of the shareholder or nominee in such business; (vii) to the extent to which such shareholder (including such shareholder’s principals) or the proposed nominee to the Board has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing profit, loss, or risk of changes in the value of the Common Shares or the daily quoted market price of the Fund held by such shareholder (including shareholder’s principals) or the proposed nominee, including independently verifiable information in support of the foregoing; and (viii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Each eligible shareholder or shareholder group may submit no more than one Independent Trustee nominee each calendar year.

The Board has not established any committees other than the Audit Committee and Nominating Committee and does not have a standing compensation committee. The Board believes it is appropriate for the Fund not to have a standing compensation committee because, given the size of the Board, the Independent Trustees are collectively capable of effectively and efficiently fulfilling the obligations that would otherwise be delegated to such committee, without the need for a formal committee structure. The Independent Trustees, acting together as a group, each participate in the consideration of the compensation of trustees and executive officers.

The Board’s Risk Oversight Role

The Board oversees this risk management function consistent with and as part of its oversight duties. The Board performs this risk management oversight function directly and, with respect to various matters, through its committees. The following description provides an overview of many, but not all, aspects of the Board’s oversight of risk management for the Fund. In this connection, the Board has been advised that it is not practicable to identify all of the risks that may impact the Fund or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all such risks be identified and addressed.

The Board, working with management personnel and other service providers, has endeavored to identify the primary risks that confront the Fund. In general, these risks include, among others: (i) investment risks; (ii) credit risks; (iii) liquidity risks; (iv) valuation risks; (v) operational risks; (vi) reputational risks; (vii) regulatory risks; (viii) risks related to potential legislative changes; (ix) the risk of conflicts of interest affecting affiliates in managing the Fund; and (x) cybersecurity risks. The Board has adopted and periodically reviews various policies and procedures that are designed to address these and other risks confronting the Fund. In addition, many service providers to the Fund have adopted their own policies, procedures, and controls designed to address particular risks to the Fund. The Board and persons retained to render advice and service to the Board, including SS&C ALPS, which provides certain administrative services to the Fund, EQ which provides transfer agency services to the Fund, and Foreside, which provides third-party compliance officer and treasurer services to the Fund, periodically review and/or monitor changes to, and developments relating to, the effectiveness of these policies and procedures.

The Board oversees risk management activities in part through receipt and review by the Board of regular and special reports, presentations and other information from Officers of the Fund, including the chief compliance officer (“CCO”) for the Fund and the Adviser and the Adviser’s Chief Risk Officer, and from other service providers.

Trustee Compensation

Each Trustee is reimbursed for reasonable expenses incurred in connection with each meeting of the Board, Audit Committee or Nominating Committee meetings attended, as applicable. Each Independent Trustee is compensated for his or her services, on a quarterly basis, according to a fee schedule adopted by the Board. The Board may from time to time designate other meetings as subject to compensation.

For serving on the Board, each Independent Trustee is paid a $15,000 annual retainer fee for the fiscal year ended October 31, 2023. Additionally, Ms. Caldwell receives an additional fee of $7,500 per year for her service as Audit Committee Chairperson.  Appendix B details the compensation paid to the Trustees by the Fund.

Trustee Ownership of Securities

Appendix C provides the dollar value of all of the shares of the Fund held directly or indirectly by each Trustee as of a recent date.

Officers of the Fund

The Officers of the Fund are elected by the Board and hold office until their successors are chosen and qualified, or until they sooner resign, are removed, or are otherwise disqualified to serve. The Officers of the Fund, together with each person’s position with the Fund and principal occupation for the last five years, are listed in Appendix D.

Officer Compensation

The Officers, who are also Officers or employees of Saba Capital or its affiliates, are compensated by Saba Capital or its affiliates. The Officers are not paid by the Fund.

PROPOSAL TWO – Consent to Amend the Fund’s Declaration of Trust

What is Proposal Two?

The Board of Trustees of the Fund (the “Board”) has approved an amendment to the Fund’s Declaration of Trust to declassify the Board so that all Trustees are elected on an annual basis. The annual election of all Trustees will align the Fund’s corporate governance to the best-in-class standard of the industry.

Trustee Vacancies

Vacancies of Trustees may be filled by not less than a majority vote of the Trustees then in office, regardless of the number and even if less than a quorum, unless a special meeting of shareholders is called for the purpose of filling such vacancies, in which case, such vacancies shall be filled in the same manner as an election of Trustees. A Trustee chosen to fill a vacancy shall hold office until the next election for which such Trustee shall have been chosen when such Trustee’s successor is duly elected and qualified, unless prior thereto such Trustee for any reason ceases to serve as Trustee.

What is the required vote?

The approval of the amendment to the Fund’s Declaration of Trust must be approved by a majority of the votes cast at the Annual Meeting at which a quorum is present.

What is the Board’s recommendation?

The Board, including all of the Independent Trustees, has unanimously approved the amendment to the Fund’s Declaration of Trust, and recommends that the shareholders of the Fund vote “FOR” Proposal Two.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT

Who is asking for my vote?

The Board is soliciting your vote for the Annual Meeting.

How is my proxy being solicited?

Solicitation of proxies is being made primarily by the mailing of the Notice of Annual Meeting of Shareholders, the Proxy Statement, and the Proxy Ballot on or about May 20, 2024. In addition to the solicitation of proxies by mail, employees of Saba Capital and its affiliates, without additional compensation, may solicit proxies in person or by telephone, email, facsimile, or oral communications.

If a shareholder wishes to participate in the Annual Meeting, the shareholder may mail the Proxy Ballot originally sent with the Proxy Statement, attend virtually, vote telephonically, or vote online by logging on to www.proxyvote.com and following the online directions. Should shareholders require additional information regarding the proxy or require replacement of the Proxy Ballot, they may contact Broadridge at 855-928-4478.

What happens to my proxy once I submit it?

The Board has named Michael D’Angelo and Nitin Sapru, or one or more substitutes designated by them, as proxies who are authorized to vote Fund shares as directed by shareholders.

Can I revoke my proxy after I submit it?

A shareholder may revoke their proxy at any time prior to its use by filing with the Fund a written revocation or a duly executed proxy bearing a later date. In addition, any shareholder who attends the Annual Meeting virtually may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

How will my Shares be voted?

If you follow the voting instructions, your proxy will vote your shares as you have directed. If you submitted your Proxy Ballot but did not vote on the Proposals, your proxies will vote on the Proposals as recommended by the Board. If any other matter is properly presented, your proxies will vote in their discretion in accordance with their best judgment, including on any Proposal to adjourn the meeting. At the time this Proxy Statement was printed, the Board knew of no matter that needed to be acted upon at the Annual Meeting other than the Proposals discussed in this Proxy Statement.

Quorum and Tabulation

Each shareholder of the Fund is entitled to one vote for each share held as to any matter on which such shareholder is entitled to vote and for each fractional share that is owned, the shareholder shall be entitled to a proportionate fractional vote. A majority of shares entitled to vote shall constitute a quorum.

Adjournments

If a quorum is not present at the Annual Meeting, if there are insufficient votes to approve the Proposals, or for any other reason deemed appropriate by your proxies, your proxies may propose one or more adjournments of the Annual Meeting to permit additional time for the solicitation of proxies. Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment. The persons named as proxies will vote in favor of such adjournments in their discretion.

Broker Non-Votes and Abstentions

If a shareholder abstains from voting as to any matter, or if a broker returns a “non-vote” proxy, indicating a lack of authority to vote on a matter, then the shares represented by such abstention or non-vote will be treated as shares that are present at the Annual Meeting for purposes of determining the existence of a quorum. However, abstentions and broker non-votes will be disregarded in determining the “votes cast” on a Proposal. Abstentions and broker non-votes will not affect the outcome of the election of Trustees.

How many Shares are outstanding?

Appendix E sets forth the number of shares of the Fund issued and outstanding as of the Record Date. Shares have no preemptive or subscription rights.

Appendix F lists the persons that, as of the Record Date, owned beneficially or of record 5% or more of the outstanding shares of the Fund. To the best of the Fund’s knowledge, as of the Record Date, no Trustee or Officers owned 1% or more of the outstanding shares of the Fund. As of the Record Date, none of the Independent Trustees nor their immediate family members owned any shares of the Adviser or principal underwriter or of any entity controlling, controlled by, or under common control with the Adviser or principal underwriter (not including registered investment companies).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund’s Officers, Trustees, Adviser, affiliates of the Adviser, and persons who beneficially own more than 10% of a registered class of the Fund’s outstanding securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in such ownership with the SEC and the New York Stock Exchange. Such Reporting Persons are required by the SEC regulations to furnish the Fund with copies of all such filings. Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Fund believes that during the fiscal year ended October 31, 2023, its Reporting Persons complied with all applicable filing requirements.

Shareholder Communications with the Board

Shareholders may send other communications to the Board or an individual Trustee. Such communications should be sent to the Fund’s Secretary at the address on the front of this Proxy Statement.

What is the deadline to submit a proposal for the 2025 Annual Meeting?

It is anticipated that the next annual meeting will be held in June 2025, but the exact date, time, and location of such meeting have yet to be determined. Any proposals of shareholders that are intended to be presented at the next annual meeting must be in writing and received at the Fund’s principal executive offices no later than February 17, 2025, in order for the proposal to be considered for inclusion in the proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the proxy statement or presentation at the meeting.

Shareholders who wish to make a proposal that would not be included in the Fund’s proxy materials or to nominate a person or persons as a Trustee at the 2025 annual meeting of the Fund must ensure that the proposal or nomination is delivered to the Fund’s principal executive offices no earlier than January 17, 2025 and no later than February 17, 2025 and includes the information specified in the Fund’s Declaration of Trust and Bylaws. However, if the annual meeting is not scheduled to be held within 30 days before or after the first anniversary date of the annual meeting for the preceding year (such annual meeting date outside such period, an “Other Annual Meeting Date”), notice by shareholders, to be timely, must be delivered to the Fund’s principal executive offices by the later of (i) the date 90 days prior to the Other Annual Meeting Date or (ii) the 10th day following the date that the Other Annual Meeting Date is first publicly announced or disclosed and must include the information specified in the Fund’s Declaration of Trust and Bylaws. The chairperson of the Annual Meeting may disregard any nomination or other proposal by a shareholder that is not made in the manner described above.

Who is the Fund’s independent public accountants?

The Board has selected the accounting firm of Ernst & Young LLP (“E&Y”) as the independent auditor of the Fund for the current fiscal year.

PricewaterhouseCoopers LLP (“PwC”) served as the independent auditor of the Fund for the fiscal year ended October 31, 2023.

As part of its oversight of the Fund’s financial statements, on December 20, 2023, the Audit Committee held a telephonic meeting to review and discuss with the Adviser and the Fund’s previous independent auditor, PwC, the Fund’s audited financial statements for the fiscal year ended October 31, 2023. The Audit Committee discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees. The Audit Committee has also received and reviewed the written disclosures and the letter from PwC pursuant to PCAOB Rule 3526 and discussed PwC’s independence.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Fund’s Annual Report to shareholders.

Submitted by the Audit Committee of the Board:

Karen Caldwell

Mark Hammitt

Ketu Desai

The fees paid to PwC for professional audit services during the Fund’s most recent fiscal years ended December 31, 2022 and October 31, 2023, amounts billed for other services rendered by PwC to the Fund, and the aggregate non-audit fees billed by PwC for services rendered to the Fund, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund for the fiscal years ended December 31, 2022 and October 31, 2023 are described in Appendix G.

All of the services provided by the previous and current independent public accounting firm were approved by the Audit Committee pursuant to pre-approval policies and procedures adopted by the Audit Committee. Pursuant to such policies and procedures, the Audit Committee approves: (i) all audit and non-audit services to be rendered to the Fund by E&Y and, previously by PwC; and (ii) all non-audit services impacting the operations and financial reporting of the Fund provided by E&Y and, previously by PwC to the Adviser or any affiliate thereof that provides ongoing services to the Fund (collectively, “Covered Services”). The Audit Committee has adopted pre-approval procedures authorizing one or more members of the Audit Committee to approve from time to time, on behalf of the Audit Committee, all Covered Services to be provided by E&Y and, previously by PwC, which are not otherwise approved at a meeting of the Audit Committee, provided that such delegate reports to the full Audit Committee at its next regularly scheduled meeting. The pre-approval procedures do not include delegation of the Audit Committee’s responsibilities to management. Pre-approval has not been waived with respect to any of the services described above since the date on which the Audit Committee adopted its current pre-approval procedures.

The Audit Committee of the Board has considered and will periodically consider whether E&Y’s provision of non-audit services to the Adviser and all entities controlling, controlled by, or under common control with the Adviser that provide ongoing services to the Fund that were not required to be pre-approved is compatible with maintaining the independence of E&Y.

Representatives of E&Y and PwC are not expected to be at the Annual Meeting but have been given the opportunity to make a statement if they wish.

Why did my household only receive one copy of this Proxy Statement?

Only one copy of this Proxy Statement may be mailed to each household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the household’s shareholders. If a shareholder needs an additional copy of this Proxy Statement, please contact Broadridge at 855-928-4478 If in the future, any shareholder does not wish to combine or wishes to recombine the mailing of a proxy statement with household members, please inform the Fund in writing at 405 Lexington Avenue, 58th Floor, New York, New York 10174 or via telephone at 212-542-4644.

Who pays for this proxy solicitation?

The Fund will pay the expenses incurred in connection with the Notice of Annual Meeting of Shareholders, Proxy Statement, and the Annual Meeting, including printing, mailing, vote tabulation, legal, and out of pocket expenses. The total estimated proxy solicitation costs are approximately $41,996.62.

In order that the presence of a quorum at the Annual Meeting may be assured, prompt execution and return of the enclosed Proxy Ballot is requested. A self-addressed postage paid envelope is enclosed for your convenience. You also may vote via telephone or via the Internet. Please follow the voting instructions as outlined on your Proxy Ballot.

Michael D’Angelo

Secretary

May [], 2024

APPENDIX A: NOMINEES

The following table sets forth information concerning the Nominees to the Board of the Fund. The mailing address for each Nominee is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

Name, Address and Date of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Trustees[2]	Other Board Positions Held by Trustees
Independent Nominees
Frederic Gabriel (1974)	Trustee; Lead Independent Trustee	Since May 2021; Lead Independent Trustee Since April 2023	See “Proposal One – Election of Nominees”	1	None

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served[1]	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Trustees[2]	Other Board Positions Held by Trustees
Nominee who is an “Interested Person” [3]
Aditya Bindal (1976)	Trustee	Since May 2021	See “Proposal One – Election of Nominees”	2	Saba Capital Income and Opportunities Fund (2020-present).
Paul Kazarian (1984)	Trustee	Trustee Since May 2021	See “Proposal One – Election of Nominees”	1	The Miller/Howard Income Equity Fund (2022-present); The Destra Multi-Alternative Fund (2022-present); ASA Gold and Precious Metals Limited Fund (2024 – present).
Pierre Weinstein (1975)	Trustee; Chairman Of the Board	Trustee Since May 2021; Chairman Since February 2023	See “Proposal One – Election of Nominees”	1	None

1.	Trustees serve until their successors are duly elected and qualified. The tenure of each Trustee who is not an “interested person” as defined in the 1940 Act, of the Fund (as defined below, “Independent Trustee”) is subject to the Board’s retirement policy, which states that each duly elected or appointed Independent Trustee shall retire from and cease to be a member of the Board at the close of business on December 31 of the calendar year in which the Independent Trustee attains the age of 75. A majority vote of the Board’s other Independent Trustees may extend the retirement date of an Independent Trustee if the retirement would trigger a requirement to hold a meeting of shareholders of the Fund under applicable law, whether for the purposes of appointing a successor to the Independent Trustee or otherwise complying under applicable law, in which case the extension would apply until such time as the shareholder meeting can be held or is no longer required (as determined by a vote of a majority of the other Independent Trustees).

2.	For the purposes of this table, “Fund Complex” means the Fund and Saba Capital Income & Opportunities Fund.

3.	Aditya Bindal, Paul Kazarian and Pierre Weinstein are each deemed to be an Interested Trustee because of their current affiliation with the Fund and Saba Capital and its affiliates.

APPENDIX B: TRUSTEE COMPENSATION TABLE

The following table has been provided to the Fund by the Adviser and its affiliates and sets forth information regarding the compensation paid to the Independent Trustees for the fiscal year ended October 31, 2023 for service on the Board.

Name of Trustee	Aggregate Compensation from the Fund (fiscal year ended October 31, 2023)	Total Compensation from the Fund and Complex Paid to Trustees[1]
Karen Caldwell	$22,500	$22,500
Ketu Desai	$15,000	$15,000
Frederic P. Gabriel	$15,000	$15,000
Mark Hammitt	$15,000	$15,000
Garry Khasidy	$15,000	$15,000
Anatoli Nakum	$15,000	$15,000
Aditya Bindal[2]	$0	$0
Paul Kazarian[2]	$0	$0
Pierre Weinstein[2]	$0	$0

1.	As of October 31, 2023, the Complex consisted only of the Fund.

2.	Aditya Bindal, Paul Kazarian and Pierre Weinstein are each deemed to be an Interested Trustee because of their current affiliation with the Fund and Saba Capital and its affiliates and therefore do not receive any compensation from the Fund for their roles as Interested Trustees.

APPENDIX C: SHARES OWNED BY TRUSTEES AND OFFICERS

The following table sets forth information regarding the dollar range of equity securities of the Fund beneficially owned by each Trustee as of March 31, 2024.

Name of Trustee	Fund	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Karen Caldwell	$0	None
Ketu Desai	$0	None
Frederic P. Gabriel	$0	None
Mark Hammitt	$0	None
Garry Khasidy	$0	None
Anatoly Nakum	$0	None
Trustee who is an “Interested Person”
Aditya Bindal	$0	None
Paul C. Kazarian	$0	None
Pierre Weinstein	$0	None
Named Executive Officers
Boaz Weinstein	$0	None
Pierre Weinstein	$0	None
Michael D’Angelo	$0	None
Patrick Keniston	$0	None
Troy Statczar	$0	None
Nitin Sapru	$0	None
All Trustees and Officers as a group	$0	None

APPENDIX D: OFFICERS

Information for each Officer of the Fund is set forth in the table below. The mailing address for each Officer is 405 Lexington Avenue, 58th Floor, New York, NY 10174, except as noted below.

Name, Address[1] and DOB	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Boaz Weinstein DOB: 06/06/1973	President	Since May 2021	CIO of Saba Capital
Pierre Weinstein DOB: 04/07/1975	Chief Executive Officer	Since May 2021	Portfolio Manager at Saba Capital
Michael D’Angelo DOB: 09/08/1978	Secretary	Since May 2021	COO and General Counsel at Saba Capital
Patrick Keniston[1] DOB: 01/18/1964	CCO	Since June 2021	Senior Director, Foreside (since 2008)
Troy Statczar[1] DOB: 08/31/1971	PFO, Treasurer	Since June 2021	Senior Director (2020-present) - Foreside; Director of Fund Administration (2017-2019) - Thornburg Investment Management, Inc.; Director of U.S. Operations (2008-2017) - Henderson Global Investors N.A., Inc.
Nitin Sapru DOB: 12/07/1980	VP	Since May 2021	CFO at Saba Capital

[1]	Patrick Keniston's and Troy Staczar’s address is Foreside Fund Officer Services LLC, 3 Canal Plaza, Suite 100, Portland, ME 04101.

APPENDIX E: COMMON SHARES OUTSTANDING

The following table sets forth the Common Shares outstanding of the Fund as of the Record Date.

Fund	Number of Common Shares Outstanding
Saba Capital Income & Opportunities Fund II	56,510,504

APPENDIX F: BENEFICIAL OWNERSHIP OF 5 PERCENT OR MORE AS OF THE RECORD DATE

	Name and Address of Shareholder[1]	Number of Shares	Percentage of Fund
Fund	Saba Capital Management, L.P. 405 Lexington Ave., 58th Floor New York, NY 10174	6,909,452	12.23%

1.	This entity is the shareholder of record and may be deemed to be the beneficial owner of the shares listed for certain purposes under the securities laws, although in certain instances it may not have an economic interest in these shares and would, therefore, ordinarily disclaim any beneficial ownership therein.

APPENDIX G: FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following table shows fees paid to PwC for professional audit services during the Fund’s most recent fiscal years ended December 31, 2022 and October 31, 2023, as well as fees billed for other services rendered by PwC to the Fund.

Fund	Audit Fees[1]		Audit-Related Fees[2]
	December 31, 2022	October 31, 2023	December 31, 2022	October 31, 2023
Fund	$55,508	$55,935	$0	$0
	Tax Fees[3]		All Other Fees[4,5]
	December 31, 2022	October 31, 2023	December 31, 2022	October 31, 2023
Fund	$0	$0	$0	$0

1.	Audit fees consist of fees billed for professional services rendered for the audit of the year-end financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings.

2.	Audit-related fees consist principally of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Fund’s consolidated financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulations and consultations concerning financial accounting and reporting standards.

3.	Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

4.	All other fees would include fees for products and services other than the services reported above, including those related to the review and issuance of consents on various SEC filings.

5.	In addition, the Audit Committee pre-approves PwC’s engagement for other services to be provided to the Adviser and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund, which engagements relate directly to the operations and financial reporting of the Fund. The aggregate fees paid to PwC for such services were $113,000 for the fiscal year ended October 31, 2023, and $276,195 for the fiscal year ended December 31, 2022. The services for which these fees were paid included professional fees in connection with determining the feasibility of a U.S. direct lending structure, professional services relating to the readiness assessment over Greenhouse Gas Emissions and Energy, fees in connection with a license for accounting and business knowledge platform Viewpoint, professional fees relating to security count and fees in connection with a license for employee development tool ProEdge.

The following table presents: (i) the aggregate non-audit fees (i.e., fees for audit-related, tax, and other services) billed to the Fund by PwC for the Fund’s fiscal years ended December 31, 2022 and October 31, 2023; and (ii) the aggregate non-audit fees billed to the Adviser, or any of its affiliates, by PwC for the same time periods.

Aggregate Non-Audit Fees
Registrant/Adviser	2023	2022
Fund	$183,000	$346,195

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